Exhibit 10.22

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) is made and effective as of [●], 2026, by and between Avalanche Treasury Corporation, a Delaware corporation (the “Company”), and [●] (“Indemnitee”).

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, Indemnitee is a director or officer of the Company;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies;

WHEREAS, the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Company’s Amended and Restated Bylaws (the “Bylaws”) require the Company to indemnify and advance expenses to its directors and officers to the extent provided therein, and Indemnitee serves as a director or officer of the Company, in part, in reliance on such provisions in the Company’s Bylaws;

WHEREAS, the Company has determined that its inability to retain and attract as directors and officers the most capable persons would be detrimental to the interests of the Company and that Company therefore should seek to assure such persons that indemnification and insurance coverage will be available in the future; and

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued service to the Company in an effective manner and Indemnitee’s reliance on the Certificate of Incorporation and Bylaws, and in part to provide Indemnitee with specific contractual assurance that the protection promised by the Company’s Certificate of Incorporation and Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the applicable provisions of the Certificate of Incorporation and Bylaws, any change in the composition of the governing bodies of the Company Board of Directors, or any acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the directors’ and officers’ liability insurance policy of the Company.

NOW, THEREFORE, in consideration of the premises and of Indemnitee’s continuing to serve the Company directly on its behalf or at its request as an officer, director, manager, member, partner, tax matters partner, fiduciary, or trustee of, or in any other capacity with, another Person (as defined below) or any employee benefit plan, and intending to be legally bound hereby, the parties hereto agree as follows:

1.Certain Definitions:

(a)Board of Directors: means the Board of Directors of the Company.

(b)Claim: means any threatened, asserted, pending, or completed civil, criminal, administrative, investigative, or other action, suit, or proceeding of any kind whatsoever, including any arbitration or other alternative dispute resolution mechanism, or any appeal of any kind thereof, or any inquiry or investigation, whether instituted by the Company, any governmental agency, or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other, including any arbitration or other alternative dispute resolution mechanism.

(c)Corporate Status: the status of a person who (i) is or was a director or officer of the Company, or (ii) while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee, manager, member, partner, tax matter partner, trustee, agent, fiduciary, or similar capacity, of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, or other entity or enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation.

(d)DGCL: means the General Corporation Law of the State of Delaware.

(e)ERISA: means the Employee Retirement Income Security Act of 1974, as amended.

(f)Expenses: means all direct or indirect costs, expenses, and obligations, including attorneys’ fees, judgments, fines, penalties, interest, appeal bonds, amounts paid in settlement with the approval of the Company Board of Directors, and counsel fees and disbursements (including, without limitation, experts’ fees, court costs, retainers, appeal bond premiums, transcript fees, duplicating, printing, and binding costs, as well as telecommunications, postage, and courier charges), paid or incurred in connection with investigating, prosecuting, defending, being a witness in, or participating in (including on appeal), or preparing to investigate, prosecute, defend, be a witness in, or participate in, any Claim relating to any Indemnifiable Event, and shall include (without limitation) all attorneys’ fees and all other expenses incurred by or on behalf of Indemnitee in connection with preparing and submitting any requests or statements for indemnification, advancement, or any other right provided by this Agreement (including, without limitation, such fees or expenses incurred in connection with legal proceedings contemplated by Section 2(d) hereof).

(g)Indemnifiable Amounts: means (i) any and all liabilities, Expenses, damages, judgments, fines, penalties, ERISA excise taxes, and amounts paid in settlement (including all interest, assessments, and other charges paid or payable in connection with or in respect of such liabilities, Expenses, damages, judgments, fines, penalties, ERISA excise taxes, or amounts paid in settlement) arising out of or resulting from any Claim relating to an Indemnifiable Event, (ii) any liability pursuant to a loan, guaranty or otherwise, for any indebtedness of the Company or any subsidiary of the Company, including, without limitation, any indebtedness that the Company or any subsidiary of the Company has assumed or taken subject to, and (iii) any liability that an Indemnitee incurs as a result of acting on behalf of the Company (whether as a fiduciary or otherwise) in connection with the operation, administration, or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liability is in the form of an excise tax assessed by the United States Internal Revenue Service, a penalty assessed by the Department of Labor, restitution to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust, or other funding mechanism, or otherwise).

(h)Indemnifiable Event: means any event or occurrence, whether occurring before, on, or after the date of this Agreement, related to the fact that Indemnitee is or was a director or officer, employee, agent or fiduciary of the Company, or is or was serving on behalf of the Company at the request of the Company as a director, officer, employee, manager, member, partner, tax matter partner, trustee, agent, fiduciary, or similar capacity, of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, or other entity or enterprise, or by reason of act or omission by Indemnitee in any such capacity (in all cases whether or not Indemnitee is acting or serving in any such capacity or has such status at the time any Indemnifiable Amount is incurred for which indemnification, advancement or any other right can be provided by this Agreement). The term “Company,” where the context requires when used in this Agreement, shall be construed to include such other corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, or other entity or enterprise.

(i)Indemnitee-Related Entity: means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which Indemnitee on behalf of the Company at the Company’s request, is service as a director, officer, employee, or agent, which service is covered by the indemnity described in this Agreement) from which an Indemnitee may be entitled to indemnification or advancement of Expenses with respect to which, in whole or in part, the Company may also have an indemnification or advancement obligation.

(j)Jointly Indemnifiable Claim: means any Claim for which Indemnitee may be entitled to indemnification from both an Indemnitee-Related Entity and the Company pursuant to applicable law, any indemnification agreement, or the Certificate of Incorporation, Bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership, or comparable organizational documents of the Company and such Indemnitee-Related Entity.

(k)Person: means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity, or other entity.

(l)Reviewing Party: means any appropriate person or body consisting of a member or members of the Company’s Board of Directors or any other person or body appointed by the Board of Directors who is not a party to the particular Claim for which Indemnitee is seeking indemnification.

2.Basic Indemnification Arrangement; Advancement of Expenses.

(a)In the event that Indemnitee was, is or becomes subject to, a party to or witness or other participant in, or is threatened to be made subject to, a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee, or cause Indemnitee to be indemnified, to the fullest extent permitted by Delaware law in effect on the date hereof and as amended from time to time; provided, however, that no change in Delaware law shall have the effect of reducing the benefits available to Indemnitee hereunder based on Delaware law as in effect on the date hereof or as such benefits may improve as a result of amendments to Delaware law that become effective after the date hereof. The rights of Indemnitee provided in this Section 2 shall include, without limitation, the rights set forth in the other sections of this Agreement. Payments of Indemnifiable Amounts shall be made as soon as practicable but in any event no later than thirty (30) days after written demand is presented to the Company.

(b)If so requested by Indemnitee, the Company shall advance, or cause to be advanced (within five (5) business days of such request), any and all Expenses incurred by Indemnitee (an “Expense Advance”). The Company shall, in accordance with such request (but without duplication), pay, or caused to be paid, such Expenses on behalf of Indemnitee, unless Indemnitee shall have elected to pay such Expenses and have such Expenses reimbursed, in which case the Company shall reimburse, or cause to be reimbursed, Indemnitee for such Expenses. To the fullest extent permitted by Delaware law, Indemnitee’s right to an Expense Advance is absolute and shall not be subject to any prior determination by the Reviewing Party that Indemnitee has satisfied any applicable standard of conduct for indemnification. Indemnitee hereby undertakes to repay any amounts advanced (without interest) to the extent it is ultimately determined that Indemnitee is not entitled under this Agreement to be indemnified by the Company in respect thereof. No other form of undertaking shall be required of Indemnitee other than execution of this Agreement. If Indemnitee commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, then Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto.

(c)Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification or advancement of Expenses pursuant to this Agreement in connection with any Claim initiated by Indemnitee unless (i) the Company has joined in, or the Board of Directors has authorized or consented to, the initiation of such Claim or (ii) the Claim is one to enforce Indemnitee’s rights under this Agreement (including an action pursued by Indemnitee to secure a determination that Indemnitee should be indemnified under applicable law).(d) Notwithstanding the foregoing, (i) the obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 2(b) shall be subject to the condition that, if, when, and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who, by execution of this Agreement, hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that, if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). The Reviewing Party shall be selected by the Board of Directors. If there has been no determination by the Reviewing Party, or if the Reviewing Party determines that Indemnitee would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

3.Indemnification for Additional Expenses. The Company shall indemnify, or cause the indemnification of, Indemnitee against any and all Expenses and, if requested by Indemnitee, shall advance such Expenses to Indemnitee, subject to and in accordance with Section 2, which are incurred by Indemnitee in connection with any action brought by Indemnitee for (a) indemnification or an Expense Advance by the Company under this Agreement or any other agreement or provision of the Certificate of Incorporation or Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events and (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advance, or insurance recovery, as the case may be.

4.Partial Indemnity, Etc. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses or other Indemnifiable Amounts in respect of a Claim but not, however, for the entire amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith. In no event shall a determination be required in connection with advancement of Expenses pursuant to Section 2(b) or in connection with indemnification for Expenses incurred as a witness or incurred in connection with any proceeding or portion thereof with respect to which Indemnitee has been successful on the merits or otherwise (including, without limitation, settlement of any proceeding with or without payment of money or other consideration or the termination of any issue or matter in such proceeding by dismissal, with or without prejudice).

5.Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the Reviewing Party, court, or other finder of fact or appropriate Person shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, the burden of proof shall be on the Company (or its representative) to establish by clear and convincing evidence that Indemnitee is not so entitled.

6.Reliance as Safe Harbor. For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee shall be deemed to have acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports, or statements furnished to Indemnitee by the officers or employees of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board of Directors, or by any other Person (including legal counsel, accountants, and financial advisors) as to matters Indemnitee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In addition, the knowledge and actions, or failures to act, of any director, officer, agent, or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.

7.No Other Presumptions. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval), or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

8.Nonexclusivity, etc. The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Certificate of Incorporation, Bylaws, the DGCL, or otherwise. To the extent that a change in the DGCL (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Certificate of Incorporation, Bylaws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. To the extent that there is a conflict or inconsistency between the terms of this Agreement and the Certificate of Incorporation or Bylaws, it is the intent of the parties hereto that Indemnitee shall enjoy the greater benefits regardless of whether contained herein or in the Certificate of Incorporation or Bylaws. No amendment or alteration of the Certificate of Incorporation, Bylaws or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement.

9.Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer. If the Company has such insurance in effect at the time the Company receives from Indemnitee any notice of the commencement of an action, suit, or proceeding, the Company shall give prompt notice of the commencement of such action, suit, or proceeding to the insurers in accordance with the procedures set forth in the applicable policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy. If at any time (i) such insurance ceases to cover acts and omissions occurring during all or any part of the period of Indemnitee’s Corporate Status or (ii) neither the Company nor any of its subsidiaries maintains any such insurance, the Company shall ensure that Indemnitee is covered, with respect to acts and omissions prior to such date, for at least six years (or such shorter period as is available on commercially reasonable terms) from such time, by other directors and officers liability insurance, in amounts and on terms (including the portion of the period of Indemnitee’s Corporate Status covered) no less favorable to Indemnitee than the amounts and terms of the liability insurance maintained by the Company on the date hereof.

10.Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

11.Amendments, etc. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

12.Subrogation. Subject to Section 14, in the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights. The Company shall pay or reimburse all Expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

13.No Duplication of Payments. Subject to Section 14, the Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy or any provision of the Certificate of Incorporation, Bylaws or otherwise) of the amounts otherwise indemnifiable hereunder.

14.Jointly Indemnifiable Claims; Contribution.

(a)Given that certain Jointly Indemnifiable Claims may arise as a result of the relationship between the Indemnitee-Related Entities and the Company and the service of Indemnitee as a director or officer of the Company at the request of the Indemnitee-Related Entities, the Company acknowledges and agrees that the Company shall be fully and primarily responsible for the payment to Indemnitee in respect of indemnification and advancement of expenses in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery Indemnitee may have from the Indemnitee-Related Entities. Under no circumstance shall the Company be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities, and no right of recovery Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of Indemnitee or the obligations of the Company hereunder. In the event that any of the Indemnitee-Related Entities shall make any payment to Indemnitee in respect of indemnification or advancement of expenses with respect to any Jointly Indemnifiable Claim, the Company agrees that such payment or advancement shall not extinguish or affect in any way the rights of Indemnitee under this Agreement and further agrees that the Indemnitee-Related Entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee against the Company, and Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. Each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 14, entitled to enforce this Section 14 against the Company as though each such Indemnitee-Related Entity were a party to this Agreement.

(b)The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company (other than Indemnitee) who may be jointly liable with Indemnitee.

(c)To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement), in connection with any proceeding, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such proceeding in order to reflect (x) the relative benefits received by the Company and Indemnitee as a result of the event(s) or transaction(s) giving cause to such proceeding and (y) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) or transaction(s).

15.Limitation of Liability. Indemnitee shall not be personally liable to the Company or any of its subsidiaries or to the stockholders of the Company or any such subsidiary for monetary damages for breach of fiduciary duty as a director of the Company or any such subsidiary; provided, however, that the foregoing shall not eliminate or limit the liability of the Indemnitee (i) for any breach of the Indemnitee’s duty of loyalty to the Company or such subsidiary or the stockholders thereof; (ii) for acts or omissions in bad faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the DGCL or any similar provision of other applicable corporations law; or (iv) for any transaction from which the Indemnitee derived an improper personal benefit as is determined by a court of competent jurisdiction in a final and non-appealable decision. If the DGCL or such other applicable law shall be amended to permit further elimination or limitation of the personal liability of directors, then the liability of the Indemnitee shall, automatically, without any further action, be eliminated or limited to the fullest extent permitted by the DGCL or such other applicable law as so amended.

16.Notification and Defense of Claims.

(a)Indemnitee shall notify the Company in writing as soon as practicable of any Claim made in writing that could relate to an Indemnifiable Event or for which Indemnitee could seek Expense Advances, including a brief description (based upon information then available to Indemnitee) of the nature of such Claim. The failure by Indemnitee to timely notify the Company hereunder shall not relieve the Company from any liability hereunder unless the Company’s ability to participate in the defense of such claim was materially and adversely affected by such failure.

(b)The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event or to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided that, if Indemnitee believes, after consultation with counsel selected by Indemnitee, that (a) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict of interest, (b) the named parties in any such Claim (including any impleaded parties) include the Company or any subsidiary of the Company, on the one hand, and Indemnitee, on the other hand, and Indemnitee concludes, after consultation with counsel selected by Indemnitee, that there may be one or more legal defenses available to him that are different from or in addition to those available to the Company or any subsidiary of the Company, or (c) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm, plus, if applicable, local counsel in respect of any particular Claim) at the Company’s expense. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any Claim relating to an Indemnifiable Event effected without the Company’s prior written consent. The Company shall not, without the prior written consent of Indemnitee, effect any settlement of any Claim relating to an Indemnifiable Event to which Indemnitee is or could have been a party unless such settlement involves solely the payment of money and includes a complete and unconditional release of Indemnitee from all liability on all claims that are the subject matter of such Claim. Neither the Company nor Indemnitee shall unreasonably withhold, condition, or delay its or his consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee. In no event shall Indemnitee be required to waive, prejudice or limit attorney-client privilege or work-product protection or other applicable privilege or protection.

17.Binding Effect, etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs, executors, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company’s request. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company and its subsidiaries (on a consolidated basis), by written agreement in form and substance satisfactory to Indemnitee and Indemnitee’s counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

18.Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, illegal, void, or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

19.Notices. All notices, requests, consents, and other communications hereunder to any party shall be deemed to be sufficient if contained in a written document delivered in person or sent by facsimile, e-mail or other electronic transmission, nationally recognized overnight courier, or personal delivery, addressed to such party at the address set forth below or such other address as may hereafter be designated on the signature pages of this Agreement or in writing by such party to the other party:

(a)If to the Company, to:

Avalanche Treasury Corporation
11 W. 42nd Street 2nd Floor
New York, New York 10036
E-mail: laine@avat.com
Attn: Laine Litman

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom (UK) LLP
22 Bishopsgate
London EC2N 4BQ
United Kingdom
E-mail: lorenzo.corte@skadden.com
Attn: Lorenzo Corte

(b)If to Indemnitee, to the address set forth on the signature page hereof.

All such notices, requests, consents, and other communications shall be deemed to have been given or made if and when received (including by overnight courier) by the parties at the above addresses, sent by electronic transmission (including e-mail) to the e-mail addresses specified above, or sent by facsimile transmission to the facsimile numbers specified above (or at such other address, e-mail address, or facsimile number for a party as shall be specified by like notice). Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice.

20.Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

21.Counterparts. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought need be produced to evidence the existence of this Agreement.

22.Specific Performance. The parties recognize that if any provision of this Agreement is violated by the parties hereto, Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, Indemnitee shall be entitled, if Indemnitee so elects, to institute proceedings, either at law or in equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as Indemnitee may elect to pursue.

23.Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement this [●] day of [●], 2026.

AVALANCHE TREASURY CORPORATION

By:
Name:
Title:

[Indemnitee]
[ADDRESS]